[DESCRIPTION]ROYALE ENERGY, INC.

                             AMENDED SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              ROYALE ENERGY, INC.
               (Name of Registrant as Specified in its Charter)

                   Filed on Behalf of the Board of Directors
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 July 3, 1998

TO THE SHAREHOLDERS OF ROYALE ENERGY FUNDS, INC.:

The annual meeting of shareholders of Royale Energy Funds, Inc. (the "Company"), will be held at the Palmer House Hilton Hotel, 17 Monroe Street, Chicago, Illinois, beginning at 10:00 a.m. on Friday, July 24, 1998, for the purposes of:

1.   electing seven directors to serve for the ensuing year;

2. ratifying the Board of Directors' selection of Brown Armstrong Randall & Reyes as the Company's independent public accountants for 1998; and

3. transacting such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on June 15, 1998, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

                                        By Order of the Board of Directors,


                                        Donald H. Hosmer
                                        President and Secretary

                                PROXY STATEMENT

Your proxy, using the enclosed form, is solicited by the Company's board of directors for use at the annual meeting of shareholders to be held July 24, 1998, and at any adjournment thereof.

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting.

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising the Company's Secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

Each shareholder of record at the close of business on June 15, 1998, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. See, Election of Directors. On June 1, 1998, the Company had outstanding 3,842,050 shares of Common Stock, 9,375 shares of Series A Convertible Preferred Stock, and 24,000 shares of Series AA Convertible Preferred Stock entitled to vote at the meeting.

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast, but will not be counted as votes for or against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

This proxy statement and the accompanying proxy form were first mailed on or about July 3, 1998, to shareholders entitled to vote at the meeting.


                               ITEMS OF BUSINESS

1.   ELECTION OF DIRECTORS

Seven directors will be elected to serve on the Company's board of directors until the next annual meeting of shareholders or until their successors shall be elected and qualified. Six of the seven currently serving directors have be nominated for reelection to the board.

In the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of shares) unless a shareholder has given notice of the intention to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit.

Directors are elected from those nominated based on a plurality of votes cast. Unless authority to vote is withheld or another contrary instruction is indicated, signed proxies received will be voted for the election of the listed nominees, all of whom have agreed to serve is elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING SEVEN NOMINEES FOR DIRECTOR. Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of the Company. Membership on board committees, attendance at board and committee meetings, and ownership of stock in the Company are indicated in separate sections following the individual resumes of the nominees.

                             NOMINEES FOR DIRECTOR

Name                Age   First Became     Positions Held
                          Director or
                          Executive
                          Officer
Harry E. Hosmer(1)  66    1987             Chairman of the Board.

Donald H. Hosmer    41    1987             President, Secretary
                                           and Director.
                                           Chairman of the Board
                                           and Director of Royale
                                           Petroleum Corporation
                                           (RPC).

Stephen M. Hosmer   30    1991             Chief Financial
                                           Officer and Director.
                                           Secretary and
                                           Director of RPC.

Oscar Hildebrandt   63    1995             Director

Rodney Nahama       65    1994             Director

George M. Watters   78    1991             Director
(1) (2)

Gilbert C.L. Kemp   65    Nominee          None

(1)  Member of the audit committee of the board of directors.

(2)  Member of the compensation committee of the board of directors.

     The following summarizes the business experience of each director and executive officer for the past five years.

HARRY E. HOSMER is the Chairman of the Board of the Company. He has served as Chairman since the Company began operations in 1987, and from inception in 1987 until June 1995, he also served as President and Chief Executive Officer. In October 1985, Mr. Hosmer and three of his sons founded Royale Petroleum Corporation, an affiliate of the Company.

DONALD H. HOSMER is President, Chief Executive Officer, Secretary, and Director of the Company. He has served as an executive officer and Director of the Company since its inception in 1987, and in June 1995 he became President and Chief Executive Officer. Prior to becoming President, he was Executive Vice President, responsible for marketing working interests in oil and gas projects developed by the Company. He was also responsible for investor relations and communications. Donald H. Hosmer is the son of Harry
E. Hosmer and brother of Stephen M. Hosmer.

STEPHEN M. HOSMER is Chief Financial Officer and Director of the Company.
Mr. Hosmer joined the Company as the Management Information Systems Manager in May 1988, responsible for developing and maintaining the Company's computer software. Mr. Hosmer developed programs and software systems used by the Company. Mr. Hosmer graduated from Oral Roberts University in Tulsa, Oklahoma, in May 1988 with a Bachelor of Science in Business Administration. He is a member of the Natural Gas Producers Committee of the California
Independent Petroleum Association.   Stephen M. Hosmer is the son of Harry E.
Hosmer and brother of Donald H. Hosmer.

OSCAR HILDEBRANDT, D.V.M., is a Director and is Chairman of the Company's Compensation Committee. From 1994 to 1995 he served as an advisory member of the Company's Board of Directors. Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990. Since 1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services. He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank. From 1990 to the present he has acted as a financial advisor engaged in private business interests. Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

RODNEY NAHAMA, a Director of the Company, was employed as president and chief executive officer of Nahama & Weagant Energy Co. from 1971 until March 1994. Since March 1994, Mr. Nahama has pursued private business interests, including the provision of geologic consulting services to the Company. Mr. Nahama holds a B.A. degree in geology from the University of California, Los Angeles, and an M.A. degree in geology from the University of Southern California. He was an independent exploration geologist from 1965 to 1971 and prior to that served as a geologist with Franco Western Oil Company from 1963 to 1965. Between 1957 and 1963, Mr. Nahama worked as an exploration geologist with Honolulu Oil Company, Getty Oil Company, and Sunray Oil Company. Mr. Nahama is a member of the American Association of Petroleum Geologists, the San Joaquin Geological Society, the California Independent Petroleum Association and the Independent Petroleum Association of America.

GEORGE M. WATTERS has been retired from full time employment during the last five years. Mr. Watters retired from AMOCO Corporation in 1983 after serving for 24 years in senior management positions with AMOCO Corporation and its affiliates. From 1987 to the present Mr. Watters has managed his personal investments. Mr. Watters received his Bachelor of Science degree from Massachusetts Institute of Technology in 1942.

GILBERT C. L. KEMP currently manages the California operations of Western Atlas, Inc., a New York Stock Exchange company. Mr. Kemp was a founding member of 3D Geophysical, Inc., where he served as Vice President from 1996 until March 1998. In March 1998 3-D Geophysical, whose stock had been listed on the Nasdaq National Market System since February 1996, merged with Western Atlas, Inc. During the years 1987 to 1995, Mr. Kemp served as President and CEO of Kemp Geophysical Corporation, which owned and operated seismic crews in the United States and Canada.


                 INFORMATION REGARDING THE BOARD OF DIRECTORS

ATTENDANCE AT BOARD MEETINGS

Six meetings of the board of directors were held in 1997. No director attended less than 75% of the board meetings held in 1997.

AUDIT COMMITTEE

The board of directors is responsible for the overall affairs of the Company. For 1997, the board also appointed an audit committee, consisting of directors Harry E. Hosmer, Henry C. Thorne and George M. Watters, to assist it in carrying out its responsibility as to the independence and competence of the Company's independent public accountants. The audit committee held one meeting in 1997. No director attended less than 75% of the committee meetings held in 1997.

Compensation Committee

The compensation committee is made up of three members of the board of directors, Henry C. Thorne, George M. Watters, and Oscar A. Hildebrandt. None of the committee members are officers or employees of the Company, nor officers or employees of any other corporation on whose board of directors any Company officers serves as a member. The compensation committee reviews and makes recommendations to the board of directors on setting the salaries of the board's officers and the compensation to be paid to members of the board of directors who are not employees of the Company. The compensation committee held one meeting during 1997. No director attended less than 75% of the committee meetings held in 1997.

COMPENSATION OF DIRECTORS

The Company compensates non-employee directors for their service on the board
of directors.   No directors received any stock options or stock appreciation rights in 1997. The following table sets forth information regarding the cash compensation paid to directors, other than Named Officers, in 1997.

(a)                      (b)
Name                     Annual Retainer Fees
Oscar Hildebrandt        $6,800
Rodney Nahama            $6,800
Henry C. Thorne          $6,800
George M. Watters        $6,800

                            EXECUTIVE COMPENSATION

The following table summarizes the compensation of the chairman of the board and the president of the Company and its subsidiaries, Harry E. Hosmer and Donald H. Hosmer (the "Named Officers"), for the fiscal years ended December 31, 1997, 1996, and 1995.

                                                     Long Term
                              Annual Compensation    Compensation
                              -------------------    Awards
(a)           (b)           (c)       (d)            (e)
Name          Period             Salary    Compensation   Underlying
Covered                                    Options
-----   -------------- -------   -------------  ----------
Donald H.     FYE 12/31/97  $103,974  $356
Hosmer, CEO FYE 12/31/96         $100,000  $703           -
         FYE 12/31/95  $100,000  $785           30,000
Harry E.
Hosmer,  FYE 12/31/97  $110,000  $299

                                                     Long Term
                              Annual Compensation         Compensation
                              -------------------         Awards
(a)           (b)           (c)       (d)            (e)
Name          Period             Salary    Compensation   Underlying
Covered                                    Options
-----   -------------- -------   -------------  ----------
Chairman      FYE 12/31/96  $122,444  $882           -
         FYE 12/31/95  $110,000  $1,295         30,000

* Under the terms of a plan adopted by the board of directors in 1989, Harry E. and Donald H. Hosmer have elected to participate in wells drilled by the Company. See, Certain Relationships and Related Transactions. The costs incurred by Messrs. Harry and Donald Hosmer for interests acquired in wells pursuant to this policy are less than would have been the cost of purchasing an equivalent percentage as working interests in these wells which are sold to unaffiliated outside investors. The difference between the Hosmers' actual cost and the cost incurred by outside investors could be considered as additional compensation to them. However, the Company's management does not believe that the amount of such difference is significant. In addition, prior to June 1995, the Company advanced funds to Harry and Donald Hosmer to pay for their well participation interests. To the extent that the advances amount to interest free loans, Harry and Donald Hosmer could also be considered to have received additional compensation. The Other Compensation in the foregoing table consists of the amounts which the Company's management believe may be considered income to be imputed from such foregone interest. The imputed interest was estimated using approximate amounts due at the end of each period, as if that amount had been due for the entire period. The imputed interest rate used by the Company is currently 7.5% simple interest per annum. In June 1995, the Company's policy regarding advancement of funds was changed. The Current policy requires that all such purchases of interests in wells must be paid in cash prior to the drilling of the well.

In 1997, the Company did not maintain a retirement plan or "Section 401(k)" compensation plan on behalf of its employees.

STOCK OPTIONS GRANTED IN 1997

No stock options were granted to officers, directors, or employees during 1997.


AGGREGATED 1996 OPTION EXERCISES AND YEAR-END VALUES

Neither of the Named Officers exercised any stock options or stock appreciation rights in 1997,

 1996, or 1995. The following table summarizes the number and value of all unexercised stock options held by the Named Officers at the end of 1997.

(a)                (b)                          (c)
             Number of Securities          Value of Unexercised In-
             Underlying Unexercised        the-Money Options/SARs at
             Options/SARs at FY-End (#)    FY-End ($) 1

Name               Exercisable/Unexercisable    Exercisable/Unexercisable
-----------------------------------------------------------------------------
Harry E. Hosmer    45,000/0                $182,700/0
Donald H. Hosmer   45,000/0                $182,700/0

1 Based on a fair market value of $4.06 per share, which was the closing bid price of the Company's Common Stock in the Nasdaq National Market System on December 31, 1997.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of the Company's voting securities as of December 31, 1997, by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of each class of equity securities, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

COMMON STOCK

On December 31, 1997, 3,864,300 shares of the Company's Common Stock were outstanding.

                                     Shares Owned (1)
                                     ----------------
          Shareholder (2)        Number                   Percent
          ---------------          ------                 -------
Royale Petroleum Corporation          1,279,243 (3), (4)       31.24%
Donald H. Hosmer                 1,325,243 (3), (4)       32.42%
Harry E. Hosmer                     45,000 (4)             1.15%
Oscar A. Hildebrandt                62,422 (5)             1.61%
Stephen M. Hosmer                1,310,793 (3), (4)       32.04%

                                     Shares Owned (1)
                                     ----------------
          Shareholder (2)        Number                   Percent
          ---------------          ------                 -------
Owen LeTissier
St. Peter Port
Guernsey, Channel Islands          400,000 (6)            10.35%
Rodney Nahama                            14,000                 0.36%
Henry C. Thorne                     33,472                 0.86%
George M. Watters                   77,500 (7)             1.99%
All directors and officers as a group
(7 persons)                           1,588,887 (3)       36.87%

(1) Includes shares which the listed shareholder has the right to acquire before March 1,1998, from options or warrants, as follows: Royale Petroleum Corporation 230,555, Donald H. Hosmer 45,000, Harry E. Hosmer 45,000, Stephen M. Hosmer 30,000, Oscar Hildebrandt 20,000, Rodney Nahama 14,000, Henry C. Thorne 30,000, George M. Watters 30,000, and all officers and directors as a group 214,000.

(2) Unless otherwise indicated, the mailing address of each listed shareholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

(3) Because Messrs. Donald and Stephen Hosmer are directors of Royale Petroleum Corporation ("RPC") and have power to vote the shares of Common Stock owned by RPC, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, each of them may be deemed to be the beneficial owner of all the Common Stock owned by RPC. Accordingly, the 1,048,688 shares of the Company owned by RPC are included in the number of shares held by both Donald and Stephen Hosmer and in the number of shares owned by all officers and directors as a group.

(4) Donald H. and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(5) Includes shares held by a family partnership of which Dr. Hildebrandt is a 50% partner and shares held by a trust of which Dr. Hildebrandt is trustee.

(6) The Company's transfer records reflect that Owen LeTissier holds 400,000 shares as the Trustee of two foreign charitable trusts.

(7) Includes Common Stock held by a trust of which Mr. Watters is the Trustee.

PREFERRED STOCK

Holders of each series of preferred shares have voting rights equal to the number of shares into which they are convertible. None of the Preferred shareholders have the right to vote as much as 5% of the shares entitled to vote when taking into account the total number of both Common and Preferred Shares. On December 31, 1997, there were 16,875 shares of Series A and 50,000 shares of Series AA Convertible Preferred Stock outstanding. The shares of each series of Convertible Preferred Stock is convertible into the Company's Common Stock at the option of the security holder, at the rate of two shares of Convertible Preferred Stock for each share of Common Stock.

                                 Series A       Series AA
                                 -------------  -------------
Shareholder (1)             Number    %    Number    %
---------------             ------    -    ------    -
Richard G. and Margaret E.
 Algire                     3,125     18.6%
Marjorie Carson                            6,250     12.50%
June L. Ginnings                           3,125      6.25%
Virginia L. Hoffman              7,500     44.4%
Overland Bank                                   6,250     12.50%
Audrey Sanabria & B.G. Dienelt, Jr.        3,125      6.25%
George Singleton                           6,250     12.50%
Charles Swaner                                  6,250     12.50%
James S. Trowbridge                             6,250     37.0%
William W. Well                            6,250     12.50%
Jerome Winston                                  6,250     12.50%
Nim E. Wire                                6,250     12.50%
All officers and directors as a group
(7 persons).                    0       0.0%   0      0.0%

(1) The mailing address of each listed shareholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1989, the board of directors adopted a policy (the "1989 policy") as to all directors and officers of the Company that permits each director and officer to purchase from the Company, at its cost, up to one percent (1%) fractional interest in any well to be drilled by the Company. When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to the actual pro rata cost to the Company of drilling and completion costs, rather than the higher amount that the Company charges to working interest holders for the purchase of a percentage working interest in a well. Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, Henry Thorne, and Oscar Hildebrandt have at various times elected to purchase interests in certain wells drilled by the Company under the 1989 policy.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect commences. Participants do not pay a set, turnkey price (as do outside investors who purchase undivided working interests from the Company), but are liable for all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed the Company's cost estimates. Thus, they participate on terms much the same as would be afforded to other oil and gas industry participants or joint venturers. Participants are invoiced for their share of direct costs of drilling and completion as expenses are incurred by the Company.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commission, if any, or marketing expenses. The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage. Accordingly, the Company's Management believes that the terms on which officers and directors participate in wells under the Board of Directors' policy are being offered their interests on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from the Company.

Donald and Stephen Hosmer have each individually participated in 25 wells under the 1989 policy. Donald and Stephen Hosmer have also participated in 26 wells in the name of RPC, a corporation jointly owned by them, beginning in 1996. The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 24 wells.

Pursuant to the 1989 policy, in 1995, the Hosmer Trust, Donald Hosmer, and Stephen Hosmer were each charged $1,522 for costs related to one well in which they had each agreed, in 1994, to acquire a 0.5% interest. In 1995, Donald and Stephen Hosmer were each charged a total of $2,113 for purchasing a 0.5% interest in one well and a 0.25% interest in a second well. The cost of purchasing direct working interests of similar size in those two wells would have been $7,533.

During 1996, Donald and Stephen Hosmer invested in nine wells under the 1989 policy in the name of RPC. RPC was charged a total of $4,619 for a 0.25% interest in each of the nine wells drilled by the Company in 1996, with the exception of Bowerbank #4A and #4B, in which its interests were 0.0625% and 0.1875%, respectively. The amount charged was based on those costs actually billed through December 31, 1996. Certain of the wells in which RPC invested were not completed in 1996, and additional costs relating to those wells will be incurred and billed to RPC during 1997. The cost of purchasing a 0.25% direct working interest in the nine wells would have been $15,395. In addition, during 1996 RPC was charged $1,303 for costs related to one well in which Donald and Stephen Hosmer had originally invested individually, prior to 1996, under the 1989 policy.

During 1996, Director Oscar Hildebrandt invested $ 12,954 in working interests in five wells under the under the 1989 policy. The cost of purchasing the same percentage interest in direct working interests would have been $29,155.

Prior to June 1995, the Company had advanced to the participants under the 1989 policy, the funds with which to purchase their interests, with funds to be repaid from future production from the working interests, with advances to be repaid from well production. Each month, participants are credited with well income and charged with well expenses from producing wells, at the same time as other investors including working interest purchasers. Each officer and director who participates in one or more wells with the Company has a single account to which all charges and income from all wells is credited. The Company has advanced a total of $50,814 to the Hosmer Trust for participation in 24 wells, of which $4,767 and $3,328.29 remained outstanding at December 31, 1996 and 1997, respectively. See, Executive Compensation. The Company has advanced Donald and Stephen Hosmer each a total of $28,906 for their interests in 23 wells, of which a total of $5,481 and $4,418.77 remained unpaid by each of them at December 31, 1996 and 1997, respectively. In June 1995, the Company's policy regarding the advancement of funds was changed. Current policy requires that all such purchases of interests in wells must be paid in cash prior to the drilling of the well.

During 1996, one independent director, Henry Thorne, was partially compensated for directors' fees and reimbursed for expenses incurred for board meetings by receiving an assignment of a 0.5% interest in one well drilled by the Company. The value of the well interest he received was $1,864, calculated on approximately the same basis as that under which directors could have participated in the well under the 1989 policy.


3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

With the approval of the members of the audit committee, the board of directors has selected Brown Armstrong Randall & Reyes as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year 1998. Brown Armstrong Randall & Reyes was engaged on May 12, 1994 and has examined the Company's financial statements for each fiscal year from 1994 to the present.

A representative of Brown Armstrong Randall & Reyes will be present at the annual meeting to respond to questions.

Although this appointment is not required to be submitted to a vote of the shareholders, the board of directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders should not ratify the appointment, the audit committee will investigate the reasons for shareholder rejection and the board will reconsider the appointment.

   A majority of the votes cast is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF BROWN ARMSTRONG RANDALL & REYES. Proxies solicited by the board of directors will be so voted unless shareholders specify otherwise in their proxies.


3. OTHER MATTERS

The proxy being solicited by the board of directors also provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.


                               OTHER INFORMATION

ANNUAL REPORT

The Company's annual report for 1996, including financial statements, is being mailed to shareholders prior to or simultaneously with this proxy statement.


METHOD AND COST OF SOLICITING PROXIES

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. Proxies may be solicited by officers, directors, and employees of the Company in person, or by mail, courier, telephone or facsimile. In addition, the Company has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $1,500 plus expenses.

SECTION 16(A) COMPLIANCE

In May 1998, the Company received a copy of an annual report on Form 5 from Owen LeTissier, who controls more than 10% of the Company's outstanding Common Stock, directly and indirectly as trustee of two foreign charitable trusts. The report indicated the sale, in November and December 1997, of a total of 15,000 shares of Common Stock of the Company by on behalf of the trusts. The reported sales were not originally reported by Mr. LeTissier at the time they were made. Except for the sale reported on this Form 5 filed by Mr. LeTissier, and based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no reports were required, the Company believes that no person failed to file required reports on a timely basis during or in respect of 1997.

ADDITIONAL INFORMATION

This proxy statement is accompanied by the Annual Report to Shareholders of Royale Energy, Inc., which contains the Company's audited financial statements dated December 31, 1997. This proxy statement is also accompanied by

Shareholders may obtain, free of charge, a copy of the Form 10-KSB for the year ended December 31,1997 (including the financial statements and schedules thereto) filed with the Securities and Exchange Commission by writing to the Company's Secretary at 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

PROPOSALS BY SHAREHOLDERS - 1999

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 1999 annual shareholders meeting must be received by the corporate secretary of the Company no later than December 31, 1998.

OTHER MATTERS

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 1998 annual meeting. Management does not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

                                 By Order of the Board of Directors,


                                 Donald H. Hosmer
                                 President and Secretary

                           ROYALE ENERGY FUNDS, INC.
             Shareholders' Proxy For Annual Meeting, July 24, 1998

Solicited by the Board of Directors

The undersigned hereby appoints Donald H. Hosmer and Stephen M. Hosmer, and either of them, or such other persons as the board of directors of Royale Energy Funds, Inc. (the "Company"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock, Series A Convertible Preferred Stock, and Series AA Convertible Preferred Stock of the Company, which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on July 24, 1998, and at any and all adjournments thereof.

1.   ELECTION OF DIRECTORS or any adjournment thereof.

     FOR all nominees listed below (except as marked to the contrary below. (
)

   NOMINEES:  Harry E. Hosmer, Donald H. Hosmer, Stephen M. Hosmer, Oscar
   A. Hildebrandt, Rodney Nahama, George M. Watters, Gilbert C.L. Kemp. (Instructions: To to vote for any additional nominee, write that nominee's name in the space provided below.)


   Write in additional nominees in the space provided below.



2. Ratification of Selection of Accountants - The board of directors recommends a vote FOR the following.

   To ratify and approve the selection of Brown Armstrong Randall & Reyes as the Company's independent public accountants.

   ( )  For            ( )  Against             ( )  Abstain

3, Other Matters - The board of directors recommends a vote FOR the following.

   In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve, and to vote upon matters incident to the conduct of the meeting.

   ( )  For            ( )  Against             ( )  Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING PROPOSAL 3.


Dated:
     ---------------------            -----------------------------
                                      (Signature of Stockholder)


Dated:
     ----------------------           -----------------------------
                                      (Signature of Stockholder)


Please sign exactly as your name appears on the envelope in which this material was mailed. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their president or authorized officer. Partnerships should sign in the Partnership name by an authorized person.